UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2006

WHITTIER ENERGY CORPORATION

(Exact name of Registrant as specified in its charter)

Nevada	0-30598	20-0539412
(State or other jurisdiction of	Commission	(I.R.S. Employer
incorporation or organization)	File Number	Identification No.)

333 CLAY STREET, SUITE 700
HOUSTON, TEXAS 77002
(Address of Registrant’s Principal Executive Offices)

(713) 850-1880
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02            Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)  On August 2, 2006, Whittier Energy Corporation (the “Company”) announced that Michael B. Young will resign as Vice President and Chief Financial Officer of Whittier Energy Corporation (the “Company”) effective August 31, 2006 to pursue an opportunity as the chief financial officer of a London-based petroleum company that is not in competition with the Company. Mr. Young has served as CFO of the Company since September 2003 and his resignation was not a result of any disagreements with the Company.

(c)  The Company also announced that Geoff Stone, age 38, was appointed as Vice President of Finance and Chief Accounting Officer of the Company effective August 31, 2006. Mr. Stone joined the Company as Corporate Controller in July 2005.  Prior to that time, Mr. Stone served as Director of Tax for XServ, Inc., a private industrial contractor, from June 2003 to July 2005.  From November 2000 to June 2003, Mr. Stone was a Director of Tax at Clear Channel Communications, Inc. Prior to joining Clear Channel, he held various corporate tax positions, including in public accounting, at Price Waterhouse and KPMG. Mr. Stone holds a Masters of Professional Accounting degree from the University of Texas at Austin and is a Certified Public Accountant. Mr. Stone does not have any family relationships with any executive officer or director of the Company and is not involved in any related party transactions.

The Company issued a press release announcing Mr. Young’s resignation and Mr. Stone’s appointment. A copy of the press release issued by the Company is furnished as part of this current Report and is attached hereto as Exhibit 99.1.

Item 9.01            Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
99.1	Press Release issued on August 2, 2006 by Whittier Energy Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WHITTIER ENERGY CORPORATION
Date: August 2, 2006	By:	/s/ Michael B. Young
Bryce Rhodes
President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press Release issued on August 2, 2006 by Whittier Energy Corporation.